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                                                                  EXHIBIT 3.1(i)

                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                (NO. 8 OF 1984)

                           MEMORANDUM OF ASSOCIATION

                                       OF

                       DRANSFIELD PAPER HOLDINGS LIMITED

                                      NAME

1.       The Name of the Company is DRANSFIELD PAPER HOLDINGS LIMITED.

                               REGISTERED OFFICE

2. The registered office of the Company will be P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.

                                REGISTERED AGENT

3. The registered agent of the Company will be HWR Services Limited of P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands.

                           GENERAL OBJECTS AND POWERS

4. The Objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands including but not limited to:-

         (1) To purchase or otherwise acquire and undertake the whole or any part of the business, goodwill, assets and liabilities of any person, firm or company; to acquire an interest in, amalgamate with or enter into partnership, joint venture or profit-sharing arrangement with any person, firm or company, to promote, sponsor, establish, constitute, form, participate in, organise, manage, supervise and control any corporation, company, syndicate, fund, trust, business or institution.

         (2) To import, export, buy, sell (wholesale and retail), exchange, barter, let on hire, distribute and otherwise deal in and turn to account goods, materials, commodities, produce and merchandise generally in their prepared, manufactured, semi-manufactured and raw state.

         (3) To purchase or otherwise acquire and hold, in any manner and upon any terms, and to underwrite and deal in shares, stocks, debentures, debenture stock, annuities and foreign exchange, foreign currency deposits and commodities, and from time to time to vary any of the same, and to exercise and enforce all rights and powers incidental to the Company's interest therein, and to carry on business as an investment trust, and to invest or deal with the moneys of the Company not immediately required for its operations in such manner as the Company may think fit.

         (4) To enter into, carry on and participate in financial transactions and operations of all kinds.

         (5) To manufacture, construct, assemble, design, repair, refine, develop, alter, convert, refit, prepare, treat, render marketable, process and otherwise produce materials, fuels, chemicals, substances and industrial, commercial and consumer products of all kinds.

         (6) To apply for, register, purchase or otherwise acquire and protect, prolong, and renew, in any part of the world, any intellectual and industrial property and technology of whatsoever kind or nature and licences, protections and concessions therefor, and to use, turn to account, develop, manufacture, experiment upon, test, improve and license the same.

         (7) To purchase or otherwise acquire and to hold, own, license, maintain, work, exploit, farm, cultivate, use, develop, improve, sell, let, surrender, exchange, hire, convey or otherwise deal in lands, mines, natural resources, and mineral, timber and water rights, wheresoever situate, and any interest, estate and rights in any real, personal or mixed property and any franchises, rights, licences or privileges, and to collect, manage, invest, reinvest, adjust, and in any manner to dispose of the income, profits, and interest arising therefrom.

         (8) To improve, manage, develop, sell, let, exchange, invest, reinvest, settle, grant licences, easements, options, servitudes and other rights over, or otherwise deal with all or any part of the Company's property, undertaking and assets (present and future) including uncalled capital, and any of the Company's rights, interests and privileges.

         (9) To acquire, sell, own, lease, let out on hire, administer, manage, control, operate, construct, repair, alter, equip, furnish, fit out, decorate, improve and otherwise undertake and deal in engineering and construction works, buildings, projects, offices and structures of all kinds.


        (10)     To carry on business as consulting engineers in all fields including without limitation civil, mechanical, chemical,
                 structural, marine, mining, industrial, aeronautical,
                 electronic and electrical engineering, and to provide
                 architectural, design and other consultancy services of all kinds.
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        (11)    To purchase or otherwise acquire, take in exchange, charter, hire, build, construct, own, work, manage, operate and otherwise deal with any ship, boat, barge or other waterborne vessel, hovercraft, balloon, aircraft, helicopter or other flying machine, coach, wagon, carriage (however powered) or other vehicle, or any share or interest therein.

        (12) To establish, maintain, and operate sea, air, inland waterway and land transport enterprises (public and private) and all ancillary services.

        (13) To carry on the business of advisers, consultants, researchers, analysts and brokers of whatsoever kind or nature in all branches of trade, commerce, industry and finance.

        (14) To provide or procure the provision of every and any service or facility required by any person, firm or company.

        (15) To provide agency, corporate, office and business services to any person, firm or company, and to act as nominee or custodian of any kind and to act as trustee under deeds of trust and settlement and as executor of wills and to receive assets into custody on behalf of clients and to manage, administer and invest such assets in accordance with any deed of trust or settlement, will or other instruments pursuant to which such assets are held.

        (16) To carry on all or any of the businesses of shippers and ship-owners, ship and boat-builders, charterers, shipping and forwarding agents, ship managers, wharfingers, lightermen, stevedores, packers, storers, fishermen and trawlers.

        (17) To carry on all or any of the businesses of hoteliers and restaurateurs and sponsors, managers and licensees of all kinds of sporting, competitive, social and leisure activities and of clubs, associations and social gatherings of all kinds and purposes.

        (18) To carry on business as auctioneers, appraisers, valuers, surveyors, land and estate agents.

        (19) To carry on business as farmers, graziers, dealers in and breeders of livestock, horticulturists and market gardeners.

        (20) To carry on all or any of the businesses of printers, publishers, designers, draughtsmen, journalists, press and literary agents, tourist and travel agents, advertisers, advertising and marketing agents and contractors, personal and promotional representatives, artists, sculptors, decorators, illustrators, photographers, film makers, producers and distributors, publicity agents and display specialists.

        (21) To establish and carry on institutions of education, instruction or research and to provide for the giving and holding of lectures, scholarships, awards, exhibitions, classes and meetings for the promotion and advancement of education or the dissemination of knowledge generally.

        (22) To carry on business as jewellers, goldsmiths, silversmiths and bullion dealers and to import, export, buy, sell and deal in (wholesale and retail) jewellery, gold, silver and bullion, gold and silver plate, articles of vertu, objects of art and such other articles and goods as the company thinks fit, and to establish factories for culturing, processing and manufacturing goods for the above business.

        (23) To design, invent, develop, modify, adapt, alter, improve and apply any object, article, device, appliance, utensil or product for any use or purpose whatsoever.

        (24) To develop, acquire, store, license, apply, assign, exploit all and any forms of computer and other electronic software, programs and applications and information, databases and reference material and computer, digital and other electronic recording, retrieval, processing and storage media of whatsoever kind and nature.

        (25) To engage in the provision or processing of communications and telecommunications services, information retrieval and delivery and electronic message and database services.

        (26) To enter into any commercial or other arrangements with any government, authority, corporation, company or person and to obtain or enter into any legislation, orders, charters, contracts, decrees, rights, privileges, licenses, franchises, permits and concessions for any purpose and to carry out, exercise and comply with the same and to make, execute, enter into, commence, carry on, prosecute and defend all steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements, and schemes and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

        (27) To take out insurance in respect of any and all insurable risks which may affect the Company or any other company or person and to effect insurance (and to pay the premiums therefor) in respect of the life of any person and to effect re-insurance and counter-insurance, but no business amounting to fire, life or marine insurance business may be undertaken.

        (28) To lend and advance money and grant and provide credit and financial or other accommodation to any person, firm or company.

        (29) To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, perpetual or otherwise, and if the Company thinks fit charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit, convertible into any stock or shares of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance.

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        (30)    To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights (present and future) and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary of the Company or of the Company's holding company or is otherwise associated with the Company in its business, and to act as agents for the collection, receipt or payment of money, and to enter into any contract of indemnity or suretyship (but not in respect of fire, life and marine insurance business).

        (31) To draw, make, accept, endorse, negotiate, discount, execute, issue, purchase or otherwise acquire, exchange, surrender, convert, make advances upon, hold, charge, sell and otherwise deal in bills of exchange, cheques, promissory notes, and other negotiable instruments and bills of lading, warrants, and other instruments relating to goods.

        (32) To give any remuneration or other compensation or reward (in cash or securities or in any other manner the Directors may think fit) to any person for services rendered or to be rendered in the conduct or course of the Company's business or in placing or procuring subscriptions of or otherwise assisting in the issue of any securities of the Company or any other company formed or promoted by the Company or in which the Company may be interested or in or about the formation or promotion of the Company or any other company as aforesaid.

        (33) To grant or procure pensions, allowances, gratuities and other payments and benefits of whatsoever nature to or for any person and to make payments towards insurances or other arrangements likely to benefit any person or advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

        (34)    To pay all expenses preliminary or incidental to the formation and promotion of the Company or any other company and the conduct of the business of the Company or any other company.

        (35) To procure the Company to be registered or recognised in any territory.

        (36) To cease carrying on and wind up any business or activity of the Company, and to cancel any registration of and to wind up and procure the dissolution of the Company in any territory.

        (37) To distribute any part of the undertaking, property and assets of the Company among its creditors and Members in specie or in kind but so that no distribution amounting to a reduction of capital may be made without the sanction (if any) for the time being required by law.

        (38) To appoint agents, experts and attorneys to do any and all of the above matters and things on behalf of the Company or any thing or manner for which the Company acts as agent or is in any other way whatsoever interested or concerned in any part of the world.

        (39) To do all and any of the above matters or things in any part of the world and either as principal, agent, contractor, trustee, or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others, and generally upon such terms and in such manner and for such consideration and security (if any) as the Company shall think fit including the issue and allotment of securities of the Company in payment or part payment for any property acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

        (40) To carry on any other business or activity and do any act or thing which in the opinion of the Company is or may be capable of being conveniently carried on or done in connection with any of the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's property or assets or otherwise to advance the interests of the Company or its Members.

        (41) To have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary, conducive or incidental to the conduct, promotion or attainment of the above objects of the Company or any of them.

And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.


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5.      EXCLUSIONS

(i)     The Company may not:

        (a)     carry on business with persons resident in the British Virgin
                Islands;

        (b) own an interest in real property share in the British Virgin Islands, other than a lease referred to in paragraph 5(ii)e of subclause 5(ii);

        (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

        (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

        (e) carry on business of company management, unless it is licensed under the Company Management Act, 1990; or

        (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands;

(ii) For purposes of paragraph 5(i)e of subclause 5(i), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if:

        (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

        (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

        (c) it prepares or maintains books and records within the British Virgin Islands;

        (d) it holds, within the British Virgin Islands, meetings of its directors or members;

        (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

        (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

        (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

                             LIMITATION OF LIABILITY

6.      The liability of members of the Company is limited.

                                    CURRENCY

7. Shares in the Company shall be issued in the currency of the United States of America.

                               AUTHORISED CAPITAL

8.      The authorised capital of the Company is US$50,000.00.
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                    "CLASSES, NUMBER AND PAR VALUE OF SHARES

        9. The total number of shares of the capital stock which the Company has authority to issue is 6,500,000, divided into 4,000,000 shares of common stock of US$0.0125 par value ("Common Stock"), and 2,500,000 shares of preferred stock without par value ("Preferred Stock").

               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

        10(a).          Common Stock. Subject to all of the rights of the
Preferred Stock as expressly provided herein, by law or by the directors pursuant to this paragraph 10, the Common Stock of the Company shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grants or rights or privileges herein.

        10(b).          Preferred Stock. The Preferred Stock may be issued from
time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in the resolutions adopted by the directors.

        10(c).          Series A Convertible Preferred Stock. There is hereby
described, as if this action were taken by the directors, the "Series A Convertible Preferred Stock," including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms, as follows:

        10(c)1.         Description and Initial Number. The class of shares of
Preferred Stock hereby classified shall be designated the "Series A Convertible Preferred Stock." The initial number of authorized shares of the Series A Convertible Preferred Stock shall be 2,300,000.

        10(c)2.         Dividends. Commencing on October 1, 1996 the holders of
the Series A Convertible Preferred Stock shall be entitled to receive, out of surplus, a cumulative dividend at the rate of US$0.15 per share per annum, payable semi-annually in equal installments on the first days of April and October in each year, if, as and when determined by the directors, before any dividend shall be set apart or paid on any other capital stock for such year, after which payment they shall be entitled to participate in dividends set apart or paid on other capital stock on the same basis as the holders of the Company's Common Stock.
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        10(c)3.         Liquidation or Dissolution.  In the event of any
voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive US$1.50 for each share of Series A Convertible Preferred Stock before any distribution of the assets of the Company shall be made to the holders of any other capital stock, plus all accrued and unpaid dividends declared thereon, with interest on such accrued and unpaid dividends. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to the aggregate dollar amount already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed prorata to the holders of the other issued and outstanding capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding; provided, however, that for this purpose the holders of the issued and outstanding shares of Series A Preferred Stock shall be regarded as having converted into Common Stock their shares of Series A Preferred Stock in accordance with the provisions of paragraph 10(c)4 below. If, upon such liquidation, dissolution, or winding-up, the assets of the Company distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding-up of the affairs of the Company" within the meaning of this paragraph 10(c)3.

        10(c)4.         Conversion Privilege, Series A Convertible Preferred
Stock shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be cancelled and retired and shall not be reissued as such;

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                (A)     Any holder of the Series A Convertible Preferred Stock
may at any time or from time to time convert such stock into Common Stock of the Company, on presentation and surrender to the Company, of the certificates of the Series A Convertible Preferred Stock to be so converted.

                (B) Each holder of Series A Convertible Preferred Stock shall have the right to convert such Series A Convertible Preferred Stock on and subject to the following terms and conditions:

                        (i) The Series A Convertible Preferred Stock shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be one share of Common Stock for each share of Series A Convertible Preferred Stock so converted.

                        (ii) In order to convert Series A Convertible Preferred Stock into Common Stock, the holder thereof shall on any business day surrender at the office of the Company the certificate or certificates representing such shares, duly endorsed to the Company or in blank, and give written notice to the Company at said office of the number of said shares which such holder elects to convert. Series A Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Company shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder or Series A Convertible Preferred Stock, the Company shall also issue and deliver to such holder a new certificate of Series A Convertible Preferred Stock not converted by such holder.

                (C) The conversion rate as hereinabove provided shall be subject to adjustment as follows:

                        (i) In case the Company shall (a) pay a dividend consisting of shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph 10(c)4(C)(i) shall be made whenever any such events shall happen, but shall become effective retroactively after such record date or effective date and the date of happening of any such event.

                (D) The Company shall at all times reserve and keep available out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Convertible Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Convertible Preferred Stock then issued and outstanding.

        10(c)5.         Voting Rights. Each share of Series A Convertible
Preferred Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of shareholders of the Company.

        10(c)6.         Changes in Terms of Series A Convertible Preferred
Stock. The terms of the Series A Convertible Preferred Stock may not be amended, altered or replaced, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A Convertible Preferred Stock as to dividends, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock.

        10(c)7.         Notices. All notices required or permitted to be given
by the Company with respect to the Series A Convertible Preferred Stock shall be in writing, and if delivered by mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear upon the books of the Company, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice."

                           VARIATION OF CLASS RIGHTS

11. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class of series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

              RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

12. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                      REGISTERED SHARES AND BEARER SHARES

13. Shares may be issued as registered shares or to bearer as may be determined by a resolution of directors.

                EXCHANGE OF REGISTERED SHARES AND BEARER SHARES

14. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

                         TRANSFER OF REGISTERED SHARES

15. Subject to the provisions of Regulation 48 of the Articles of Association annexed hereto ("the Articles of Association"), registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

                 SERVICE OF NOTICE ON HOLDERS OF BEARER SHARES

16. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the shares certificate, shall be requested to provide the Company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and service upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement or a summary thereof in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or a resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to acquire or exercise the right or privilege, that is the subject of the notice other than the right or privilege to vote, as to which the period of notice shall be governed by the Articles of Association. What amounts to sufficient notice is a matter of fact to be determined after having regard to all the circumstances.

              AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

17. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

                                  DEFINITIONS

18. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

We, HWR SERVICES LIMITED, of P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 3rd day of January, 1994.

        SUBSCRIBER                              HWR SERVICES LIMITED

                                                --------------------------------
                                                (Sd.) E.T. POWELL
                                                        Authorised Signatory


                                                --------------------------------
        in the presence of: WITNESS             (Sd.) Fandy Tsoi
                                                      903 Ruttonjee House
                                                      11 Duddell Street, Central
                                                      Hong Kong
                                                      Administrative Assistant